Exhibit 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Target Logistics, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2005 as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods reflected therein.

Date: November 1, 2005	By:	/s/ Stuart Hettleman
Stuart Hettleman Chief Executive Officer

By:	/s/ Philip J. Dubato
Philip J. Dubato Chief Financial Officer